UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2020

Elanco Animal Health Incorporated
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-38661 (Commission File Number)	82-5497352 (I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01           Other Events.
On February 4, 2020, Elanco Animal Health Incorporated (“Elanco”) issued a press release announcing that it priced its first lien senior secured credit facilities consisting of (i) a term loan B facility in an aggregate principal amount of $4,275.0 million with a maturity of seven years and (ii) a revolving loan facility providing up to $750.0 million with a maturity of five years. Elanco intends to use the proceeds from the term loans under the new credit facilities, together with the proceeds from the recently completed common stock and tangible equity unit offerings, to finance the cash portion of the previously announced acquisition of Bayer AG’s animal health business and to pay related fees and expenses. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Cautionary Note Regarding Forward Looking Statements
Statements in this report that are not strictly historical, including statements regarding the acquisition, the new credit facilities and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the acquisition in a timely manner; (2) the failure of the acquisition to close for any other reason; (3) the possibility that the integration of Bayer AG’s animal health business and its operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the Bayer AG’s animal health business or Elanco’s existing businesses; (4) the effect of the announcement of the pricing of the new credit facilities on Elanco’s or Bayer AG’s respective business relationships, operating results and business generally; (5) diversion of Elanco and Bayer AG management’s attention from ongoing business concerns; (6) the ability to obtain or consummate debt or equity financing or refinancing related to the acquisition upon acceptable terms or at all; (7) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the acquisition; (8) negative effects of the announcement or the consummation of the acquisition on the market price of the Elanco common stock, including as it impacts the Elanco common stock consideration due to Bayer AG upon completion of the acquisition; (9) the ability of Elanco to retain and hire key personnel; (10) management’s response to any of the aforementioned factors; and (11) other factors that may affect future results of Elanco described in the section entitled “Risk Factors” in Elanco’s prospectus supplements, filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2020, and Elanco’s other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Elanco does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
Item 9.01          Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by Elanco Animal Health Incorporated dated February 4, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Elanco Animal Health Incorporated

Date: February 4, 2020	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary